Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

August 19, 2008

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolittle@generaldynamics.com

General Dynamics to Acquire Jet Aviation for $2.25 Billion

Transaction will create a large, worldwide business-jet support network and expand General Dynamics’ Aerospace operations into global flight-support services; current Jet Aviation management to remain in place.

FALLS CHURCH, Va. — General Dynamics (NYSE: GD) and Dreamliner Lux S.a.r.l., a company controlled by the Permira Funds, have entered into a definitive agreement for General Dynamics to acquire Zurich, Switzerland-based Jet Aviation for CHF 2.45 billion (approximately $2.25 billion) in cash.

The proposed acquisition, which has been approved by the boards of directors of both companies, would be immediately accretive to General Dynamics’ earnings. The transaction is subject to normal regulatory approvals, and is expected to close by the end of 2008.

Jet Aviation, with its worldwide headquarters in Zurich, was founded in Switzerland in 1967 and is one of the world’s leading business-aviation services companies. Close to 5,600 employees cater to clients’ needs from 25 airport facilities throughout Europe, the Middle East, Asia and North and South America. Services provided include maintenance, repair and overhaul; completions and refurbishments; engineering; fixed base operations (FBO); along with aircraft management, flight support and global executive-jet charter services; aircraft sales and acquisitions and personnel services. In the past three years, under the control of the Permira Funds, Jet Aviation has developed from a family owned business to a global leader in business aviation services.

Following completion of the acquisition, Jet Aviation will continue serving the entire aircraft manufacturing community and its global client base as a new business unit within the General Dynamics Aerospace group operating under the Jet Aviation and Midcoast Aviation brands.

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“We are delighted to be acquiring Jet Aviation and partnering with the current management team to continue its success. Under the Permira Funds’ ownership, Jet Aviation has become a global market leader in business-aviation services; as a unit of General Dynamics, Jet Aviation will support one of our core growth areas,” said Nicholas D. Chabraja, General Dynamics chairman and chief executive officer.

“The Permira Funds backed a period of significant capital investment in this business that drove rapid organic growth, and Jet Aviation strengthened its franchise globally through a successful acquisition strategy. As a result, the company is well-positioned to capture further growth opportunities in the business aviation market. Through General Dynamics’ acquisition of this strong and rapidly growing organization, we will expand our participation in the business-aviation industry well beyond that of our current operations,” Chabraja said.

Jet Aviation and its principal subsidiary companies, Midcoast Aviation, St. Louis, Mo., and Savannah Air Center, Savannah, Ga., operate in nine U.S. locations, including Bedford/Boston, Mass.; Chicago, Ill., Dallas and San Antonio, Texas; Lambert, Mo.; Palm Beach, Fla.; and Teterboro, N.J. The company also operates international facilities in Basel, Geneva and Zurich, Switzerland; Beijing and Hong Kong, China; Cologne, Dusseldorf, Hannover and Kassel, Germany; Dubai, UAE; Jeddah, Saudi Arabia; Kuala Lumpur, Malaysia; London Biggin Hill, U.K.; Moscow Vnukovo, Russia; Riyadh, Saudi Arabia; and Singapore. More information about the company is available online at http://www.jetaviation.com.

The General Dynamics Aerospace group designs, develops, manufacturers and services a comprehensive offering of advanced business-jet aircraft, and has a strong reputation for superior aircraft design, safety, quality and reliability; technologically advanced onboard systems; and award-winning product support.

General Dynamics’ senior management will discuss this transaction and answer questions from investors and financial analysts at 8:30 a.m. on Tuesday, August 19, at the Four Seasons Hotel, 57 East 57th Street, New York. Investment community representatives are invited to participate in person or by phone, and the conference will be webcast through a link at the General Dynamics website, www.generaldynamics.com.

General Dynamics, headquartered in Falls Church, Va., employs approximately 84,600 people worldwide and anticipates 2008 revenues of approximately $29.5 billion. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies.

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Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

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